UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 6, 2012

XENITH BANKSHARES, INC.

(Exact name of Registrant as specified in charter)

Virginia	000-53380	80-0229922
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One James Center, 901 E. Cary Street, Suite 1700 Richmond, Virginia		23219
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (804) 433-2200

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

Description of Capital Stock

This report is being filed for the purpose of updating the description of the capital stock of Xenith Bankshares, Inc. (the “Company”), which has been previously filed with the Securities and Exchange Commission (the “SEC”) under the Securities Exchange Act of 1934, as amended, for the purpose of incorporation by reference in future filings under the securities laws.

DESCRIPTION OF CAPITAL STOCK

The following description briefly summarizes information about the Company’s capital stock, including provisions of Virginia law, the state in which the Company is incorporated, the Articles of Incorporation (as defined below), the Bylaws (as defined below) and the Investor Rights Agreement (as defined below). You are urged to read the Company’s Amended and Restated Articles of Incorporation, which were filed as Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on December 29, 2009 (File No. 000-53380), as amended by the Articles of Amendment to Amended and Restated Articles of Incorporation, which were filed as Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on September 27, 2011 (File No. 000-53380) (as amended, the “Articles of Incorporation”), the Company’s Amended and Restated Bylaws, which were filed as Exhibit 3.2 to the Company’s Current Report on Form 8-K filed on December 29, 2009 (File No. 000-53380) (the “Bylaws”), and the Amended and Restated Investor Rights Agreement, dated as of December 23, 2010, among the Company, BCP Fund I Virginia Holdings, LLC (“BankCap Partners”) and the Holders (as defined therein), which was filed as Exhibit 4.1 to Amendment No. 1 to the Company’s Registration Statement on Form S-1 filed on December 30, 2010 (Registration No. 333-170856) (the “Investors Rights Agreement”), for greater detail with respect to the provisions of the Articles of Incorporation, the Bylaws and the Investor Rights Agreement.

The Company’s authorized capital stock consists of 100 million shares of common stock, par value $1.00 per share, and 25 million shares of preferred stock, par value $1.00 per share, of which 8,381 shares are designated as Senior Non-Cumulative Perpetual Preferred Stock, Series A (the “SBLF Preferred Stock”). As of December 6, 2012 there were 10,446,928 shares of the Company’s common stock outstanding and 8,381 shares of SBLF Preferred Stock outstanding.

Common Stock

Shares of the Company’s common stock have the following rights, preferences and privileges:

Voting Rights

Holders of the Company’s common stock are entitled to one vote per share on all matters voted on generally by shareholders, including the election of directors. The Articles of Incorporation do not provide for cumulative voting for the election of directors, which means that the holders of a majority of the outstanding shares of the Company’s common stock have the capacity to elect all of the members of the Company’s board of directors. Except as otherwise required by law or with respect to any outstanding class or series of the Company’s preferred stock, the holders of its common stock possess all voting power.

Under Virginia law, shareholder action is generally effective upon majority vote. Virginia law, however, requires the affirmative vote of more than two-thirds of the outstanding shares of common stock for amendments to a Virginia corporation’s articles of incorporation, the approval of mergers, statutory share exchanges, certain sales or other dispositions of assets outside the usual and regular course of business, or a Virginia corporation’s liquidation, dissolution or winding up. As permitted by Virginia law, the Articles of Incorporation only require the affirmative vote of a majority of all votes entitled to be cast for amendments to the Articles of Incorporation, the approval of mergers, statutory share exchanges, certain sales or other dispositions of the Company’s assets outside the usual and regular course of business, or the Company’s dissolution.

Dividend Rights; Rights Upon Liquidation

Subject to any preferential rights of holders of any of the Company’s preferred stock outstanding described below, holders of shares of the Company’s common stock are entitled to receive dividends on their shares of common stock out of assets legally available for distribution when, as and if authorized and declared by the Company’s board of directors and to share ratably in its assets legally available for distribution to the Company’s shareholders in the event of its liquidation, dissolution or winding-up.

Preemptive Rights

Holders of the Company’s common stock have no preemptive rights to purchase, subscribe for or otherwise acquire any of the Company’s unissued securities.

Miscellaneous

Holders of the Company’s common stock have no preferences or conversion or exchange rights. Shares of the Company’s common stock will not be liable for further calls or assessments by the Company, and the holders of its common stock will not be liable for any of the Company’s liabilities.

Investor Rights Agreement

Voting Agreement

Under the terms of the Investor Rights Agreement, BankCap Partners and all of the former directors and executive officers of Xenith Corporation who became directors and executive officers of the Company and who purchased shares of Xenith Corporation in its June 2009 private offering (the “2009 Offering”) have agreed to vote their shares of the Company’s common stock in favor of (1) one designee of BankCap Partners for election to the Company’s board of directors for so long as BankCap Partners is a registered bank holding company under the Bank Holding Company Act of 1956, as amended, with respect to the Company and (2) one additional designee of BankCap Partners for election to the Company’s board of directors for so long as BankCap Partners and its affiliates own 25% or more of the outstanding shares of the Company’s voting capital stock of the Company. They have also agreed to vote their shares of the Company’s common stock in favor of (1) removing the designee of BankCap Partners on the Company’s board of directors at the request of BankCap Partners and the election to the Company’s board of directors of a substitute designee of BankCap Partners, and (2) ensuring that any vacancy on the Company’s board of directors caused by resignation, removal or death of a BankCap Partners designated director is filled in accordance with the agreement above.

Registration Rights

In addition, under the Investor Rights Agreement, each shareholder who purchased shares of Xenith Corporation common stock in the 2009 Offering has certain registration rights with respect to such shares. Under the terms of the Investor Rights Agreement, holders and their permitted transferees of the Company’s common stock who purchased 20% or more of the shares of Xenith Corporation common stock sold by Xenith Corporation in the 2009 Offering (the “Institutional Investors”), which were converted into shares of the Company’s common stock when the merger of Xenith Corporation with and into First Bankshares, Inc. (now the Company) was completed, have the right, subject to certain exceptions and conditions, to demand that the Company register the resale under the Securities Act of 1933, as amended (the “Securities Act”), of all or part of the shares of the Company’s common stock held by such Institutional Investor. The Company is not obligated to effect more than three such registrations or more than one such registration in any consecutive nine-month period, and as between the Institutional Investors, BankCap Partners has the sole and exclusive right to demand two such registrations and each other Institutional Investor has the sole and exclusive right to demand one such registration. BankCap Partners is the Company’s only Institutional Investor and the only shareholder to receive such right.

If an Institutional Investor demands such a registration, then the Company will notify all other holders of its common stock who purchased shares of Xenith Corporation common stock in the 2009 Offering and each such holder will have the right to join the proposed registration and resale. The right to join the registration and resale may be limited if the managing underwriters advise the Company that in their opinion due to marketing factors the number of shares requested to be included in such registration exceeds the number which can reasonably be expected to be sold in the particular offering. The shares will be included in the registration in the following order of priority:

•

first, the shares proposed to be offered by the Institutional Investors exercising their demand registration rights (subject to pro ration among Institutional Investors if all shares cannot be included);

•

second, the shares proposed to be sold by holders of the Company’s common stock that are a party to the Investor Rights Agreement, other than Institutional Investors (subject to pro ration among such holders if all such shares cannot be included);

•	third, the shares the Company proposes to sell, if any; and

•

fourth, shares proposed to be sold by other holders of the Company’s common stock that, by virtue of agreements with the Company other than the Investor Rights Agreement, are entitled to include those shares in a registration effected pursuant to the Investor Rights Agreement (subject to pro ration among such other holders if all such shares cannot be included).

The Company is not required to effect a demand registration under the Investor Rights Agreement if (1) it receives the request for any such registration less than 90 days preceding the anticipated effective date of a proposed underwritten public offering of the Company’s common stock approved by the Company’s board of directors prior to its receipt of the request and in such event the Company is not required to effect any such requested registration until 120 days after the effective date of such proposed underwritten public offering, (2) within 90 days prior to any such request for registration, a registration of the Company’s securities has been effected in which holders of the Company’s common stock had the right to participate pursuant to the Investor Rights Agreement or (3) the Company’s board of directors reasonably determines in good faith that effecting such a demand registration at such time would be seriously detrimental to the Company.

In addition, the holders of the Company’s common stock that are a party to the Investor Rights Agreement have the right to participate, subject to certain exceptions and conditions, in any underwritten public offerings of the Company’s common stock that the Company undertakes (“Piggy-Back Offering Rights”). These Piggy-Back Offering Rights may be limited if the managing underwriters advise the Company that in their opinion due to marketing factors the number of shares requested to be included in such registration exceeds the number which can reasonably be expected to be sold in the particular offering. The shares will be included in the registration in the following order of priority:

•	first, the shares the Company proposes to sell;

•	second, the shares proposed to be sold by Institutional Investors (subject to pro ration among such Institutional Investors if all such shares cannot be included);

•

third, the shares proposed to be sold by holders of the Company’s common stock that are a party to the Investor Rights Agreement, other than Institutional Investors (subject to pro ration among such holders if all such shares cannot be included); and

•

fourth, shares proposed to be sold by other holders of the Company’s common stock that, by virtue of agreements with the Company other than the Investor Rights Agreement, are entitled to include those shares in a registration effected pursuant to the Investor Rights Agreement (subject to pro ration among such other holders if all such shares cannot be included).

If the Company is eligible to use Form S-3 (or any successor form) for secondary sales, any Institutional Investor may request that the Company file a registration statement on Form S-3 (or any successor form) for a public resale of all or any portion of the shares of the Company’s common stock held by such Institutional Investor or that the Company take all steps necessary to include such shares in an eligible registration statement on Form S-3 that the Company has previously filed, provided that the reasonably anticipated aggregate price to the public of such shares will be at least $5,000,000. The Institutional Investor exercising this right may designate whether the particular offering will be a delayed or continuous offering. All other holders of the Company’s common stock will have the right to join the proposed registration and resale, subject to the same order of priority described for demand registrations above and subject to certain exceptions and conditions. There is no limitation on the total number of registrations on Form S-3; however, the Company shall not be obligated to effect more than one such registration in any consecutive nine-month period.

Except for transfer taxes relating to the sale of shares by a holder and any underwriting discounts or commissions applicable to the sale of shares by a holder, the Company will pay all expenses incident to the registration of shares by the Company and any holders pursuant to the Investor Rights Agreement and to the Company’s performance of or compliance with the Investor Rights Agreement, including, without limitation, all registration and filing fees, fees and expenses of compliance with state securities or blue sky laws, and reasonable fees and expenses of the Company’s counsel and a single counsel for all holders selling shares and all independent certified public accountants and other persons retained by us in connection therewith.

The rights and obligations under the Investor Rights Agreement terminate as to any holder that is a party to the Investor Rights Agreement when such holder no longer owns any shares of the Company’s common stock.

Preferred Stock

General

The Articles of Incorporation authorize the Company’s board of directors to designate and issue from time to time one or more series of preferred stock without shareholder approval. The Company’s board of directors may fix and determine the preferences, limitations and relative rights of each series of preferred stock issued. Because the Company’s board of directors has the power to establish the preferences and rights of each series of preferred stock, it may afford the holders of any series of preferred stock preferences and rights, voting or otherwise, senior to the rights of holders of the Company’s common stock. It is not possible to state the actual effect of the issuance of any shares of preferred stock upon the rights of holders of common stock until the Company’s board of directors determines the specific rights of the holders of preferred stock. However, the effects might include:

•	restricting dividends on the Company’s common stock;

•	diluting the voting power of the Company’s common stock;

•	impairing liquidation rights of the Company’s common stock; or

•	discouraging, delaying or preventing a change in control of the Company without further action by its shareholders.

Senior Non-Cumulative Perpetual Preferred Stock, Series A

In connection with the Small Business Lending Fund (the “SBLF”) of the United States Department of the Treasury (“Treasury”), the Company entered into a Small Business Lending Fund—Securities Purchase Agreement (the “Purchase Agreement”) with the Secretary of the Treasury, pursuant to which the Company issued and sold 8,381 shares SBLF Preferred Stock to the Secretary of the Treasury for a purchase price of $8,381,000. The terms of the SBLF Preferred Stock were established pursuant to the Articles of Incorporation.

Dividend Rights; Rights Upon Liquidation. Holders of SBLF Preferred Stock are entitled to receive dividends on their shares out of assets legally available for distribution when, as and if authorized and declared by the Company’s board of directors. For so long as the SBLF Preferred Stock remains outstanding, the holders of the SBLF Preferred Stock have preferential rights with respect to dividends over other holders of the Company’s capital stock. In the event of the Company’s liquidation, dissolution or winding-up, holders of SBLF Preferred Stock will be entitled to receive for each share of SBLF Preferred Stock, out of assets of the Company or proceeds thereof available for distribution to the Company’s shareholders, subject to the rights of any creditors of the Company, before any distribution or assets or proceeds is made to or set aside for holders of the Company’s common stock any other stock ranking junior to the SBLF Preferred Stock.

Voting Rights. The SBLF Preferred Stock is non-voting, except in limited circumstances. In the event that the Company misses five dividend payments, whether or not consecutive, the holder of the SBLF Preferred Stock will have the right, but not the obligation, to appoint a representative as an observer on the Company’s board of directors. In the event that the Company misses six dividend payments, whether or not consecutive, and if the then outstanding aggregate liquidation amount of the SBLF Preferred Stock is at least $25,000,000, then the holder of the SBLF Preferred Stock will have the right to designate two directors to the Company’s board of directors.

Redemption. The SBLF Preferred Stock may be redeemed at any time at the Company’s option, in whole or in part (provided that any partial redemption is at least 25% of the original funding amount), at a redemption price of 100% of the liquidation amount plus accrued but unpaid dividends to the date of redemption for the current period, subject to the approval of its federal banking regulator.

Miscellaneous. The Company has agreed to register the SBLF Preferred Stock under the Securities Act under certain circumstances. The SBLF Preferred Stock is not subject to any restrictions on transfer. Holders of the SBLF Preferred Stock have no right to exchange or convert their shares into any other of the Company’s securities.

The Company has no present plans to issue any additional shares of preferred stock, including SBLF Preferred Stock.

Antitakeover Provisions of the Articles of Incorporation, Bylaws and Virginia Law

General

The Articles of Incorporation, Bylaws and Virginia law contain provisions that may have the effect of discouraging, delaying or preventing a change of control of the Company by means of a tender offer, a proxy fight, open market purchases of shares of its common stock or otherwise in a transaction not approved by the Company’s board of directors. These provisions are designed to reduce, or have the effect of reducing, the Company’s vulnerability to coercive takeover practices and inadequate takeover bids. The existence of these provisions could prevent the Company’s shareholders from receiving a premium over the then prevailing market price of the Company’s common stock or a transaction that may otherwise be in the best interest of the Company’s shareholders. In addition, these provisions make it more difficult for the Company’s shareholders, should they choose to do so, to remove the Company’s board of directors or management.

Articles of Incorporation and Bylaws

Preferred Stock. The Articles of Incorporation authorize the Company’s board of directors to establish one or more series of preferred stock and to determine, with respect to any series of preferred stock, the preferences, rights and other terms of such series. See “—Preferred Stock” above. Under this authority, the Company’s board of directors could create and issue a series of preferred stock with rights, preferences or restrictions that have the effect of discriminating against an existing or prospective holder of the Company’s capital stock as a result of such holder beneficially owning or commencing a tender offer for a substantial amount of the Company’s common stock. One of the effects of authorized but unissued and unreserved shares of preferred stock may be to render it more difficult for, or to discourage an attempt by, a potential acquiror to obtain control of the Company by means of a merger, tender offer, proxy contest or otherwise, and thereby protect the continuity of the Company’s management.

Board Vacancies; Removal. Virginia law and the Bylaws provide that any vacancy occurring on the Company’s board of directors may be filled by a majority of directors then in office, even if less than a quorum. Moreover, the Articles of Incorporation provide that directors may be removed by the affirmative vote of a majority of the Company’s shareholders only for cause. These provisions may discourage, delay or prevent a third party from voting to remove incumbent directors and simultaneously gaining control of the Company’s board of directors by filling the vacancies created by that removal with its own nominees.

Shareholder Meetings. Under the Bylaws, only the Company’s Chairman of the Board, President or a majority of the board of directors may call special meetings of shareholders. The Bylaws also provide that shareholders may only conduct business at special meetings of shareholders that is specified in the notice of the meeting.

Advance Notification of Shareholder Nominations and Proposals. The Bylaws establish advance notice procedures with respect to the nomination of persons for election as directors, other than nominations made by or at the direction of its board of directors, and shareholder proposals for business.

Shareholder Nominations. The Bylaws provide that a shareholder entitled to vote for the election of directors may nominate persons for election to its board of directors by delivering written notice to the Company’s Corporate Secretary. With respect to an election to be held at an annual meeting of shareholders, the Bylaws require that such notice generally must be delivered not later than the close of business on the 120th day prior to the anniversary of the immediately preceding year’s annual meeting. The shareholder’s notice is required to include the following:

•	the name and address of the shareholder who intends to make the nomination and of the person or persons to be nominated;

•

a representation that the shareholder is a holder of record of shares entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice;

•

a description of all arrangements, understandings or relationships between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder;

•

such other information regarding each nominee proposed by such shareholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the SEC had the nominee been nominated, or intended to be nominated, by the Company’s board of directors and must include a consent signed by each such nominee to serve as a director of the Company if so elected;

•

a description (including the names of any counterparties) of any agreement, arrangement or understanding (including any derivative or short positions, profit interests, options, warrants, hedging transactions and borrowed or loaned shares) that has been entered into as of the date of the shareholder’s notice by, or on behalf of, the shareholder and any other person on whose behalf the nomination is made, the effect or intent of which is to mitigate loss, manage risk or benefit resulting from share price changes of, or increase or decrease the voting power of the shareholder or any other person on whose behalf the nomination is made with respect to, shares of the Company’s common stock;

•

a description (including the names of any counterparties) of any agreement, arrangement or understanding with respect to such nomination between or among the shareholder or any other person on whose behalf the nomination is made and any of its affiliates or associates, and any others acting in concert with any of the foregoing; and

•

a representation that the shareholder will notify the Company in writing of any changes to the information provided pursuant to the items above that are in effect as of the record date for the relevant meeting.

Shareholder Proposals. In order for a shareholder to bring other business before a shareholder meeting, timely notice will have to be received by the Company’s Corporate Secretary within the time limits described under “—Shareholder Nominations” above. The shareholder’s notice is required to contain as to each matter of business the following:

•

a brief description of the business desired to be brought before the annual meeting, including the complete text of any resolutions to be presented at the annual meeting, with respect to such business, and the reasons for conducting such business at the meeting;

•	the name and address of record of the shareholder proposing such business;

•	the class and number of shares of the Company’s common stock that are beneficially owned by the shareholder;

•	any material interest of the shareholder in such business;

•

a description (including the names of any counterparties) of any agreement, arrangement or understanding (including any derivative or short positions, profit interests, options, warrants, hedging transactions and borrowed or loaned shares) that has been entered into as of the date of the shareholder’s notice by, or on behalf of, the shareholder and any other person on whose behalf the proposal is made, the effect or intent of which is to mitigate loss, manage risk or benefit resulting from share price changes of, or increase or decrease the voting power of the shareholder or any other person on whose behalf the proposal is made with respect to, shares of the Company’s common stock;

•

a description (including the names of any counterparties) of any agreement, arrangement or understanding with respect to such proposal between or among the shareholder or any other person on whose behalf the proposal is made and any of its affiliates or associates, and any others acting in concert with any of the foregoing; and

•

a representation that the shareholder will notify the Company in writing of any changes to the information provided pursuant to the items above that are in effect as of the record date for the relevant meeting.

Virginia Antitakeover Statutes

Virginia has two antitakeover statutes: the Affiliated Transactions Statute and the Control Share Acquisitions Statute.

Affiliated Transactions Statute. Virginia law contains provisions governing affiliated transactions. An affiliated transaction generally is defined as any of the following transactions:

•

a merger, a share exchange, material dispositions of corporate assets not in the ordinary course of business to or with an interested shareholder (defined as any holder of more than 10% of any class of outstanding voting shares), or any material guarantee of any indebtedness of any interested shareholder;

•

certain sales or other dispositions of the corporation’s voting shares or any of the corporation’s subsidiaries having an aggregate fair market value greater than 5% of the aggregate fair market value of all outstanding voting shares;

•	any dissolution of the corporation proposed by or on behalf of an interested shareholder; or

•	any reclassification, including reverse stock splits, or recapitalizations that increases the percentage of outstanding voting shares, owned beneficially by any interested shareholder by more than 5%.

In general, these provisions prohibit a Virginia corporation from engaging in affiliated transactions with an interested shareholder for a period of three years following the date that such person became an interested shareholder unless:

•

the board of directors of the corporation and the holders of two-thirds of the voting shares, other than the shares beneficially owned by the interested shareholder, approve the affiliated transaction; or

•	before the date the person became an interested shareholder, the board of directors approved the transaction that resulted in the shareholder becoming an interested shareholder.

After three years, any such transaction must be at a “fair price,” as statutorily defined, or must be approved by the holders of two-thirds of the voting shares, other than the shares beneficially owned by the interested shareholder.

The shareholders of a Virginia corporation may adopt an amendment to the corporation’s articles of incorporation or bylaws opting out of the Affiliated Transactions Statute. Neither the Articles of Incorporation nor the Bylaws contain a provision opting out of the Affiliated Transactions Statute. Therefore, the Affiliated Transactions Statute will apply to affiliated transactions between the Company and an interested shareholder.

Control Share Acquisitions Statute. Virginia law also contains provisions relating to control share acquisitions, which are transactions causing the voting strength of any person acquiring beneficial ownership of shares of a Virginia public corporation to meet or exceed certain threshold percentages (20%, 33 1/3% or 50%) of the total votes entitled to be cast for the election of directors. Shares acquired in a control share acquisition have no voting rights unless:

•	the voting rights are granted by a majority vote of all outstanding shares other than those held by the acquiring person or any officer or employee director of the corporation; or

•	the articles of incorporation or bylaws of the corporation provide that these Virginia law provisions do not apply to acquisitions of its shares.

The acquiring person may require that a special meeting of the shareholders be held to consider the grant of voting rights to the shares acquired in the control share acquisition.

As permitted by Virginia law, the Company’s board of directors has adopted a bylaw opting out of the Control Share Acquisitions Statute.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 6, 2012

XENITH BANKSHARES, INC.

By:	/s/ Thomas W. Osgood
Thomas W. Osgood
Executive Vice President, Chief Financial
Officer, Chief Administrative Officer and Treasurer